EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to the incorporation by reference in this Registration Statement (Amendment No. 2 to the Form S-3) of our report dated May 10, 2002 except for Note 1 and 15 which are as of June 27, 2002, relating to the consolidated financial statements, which appears in The 3DO Company's Annual Report on Form 10-K for the year ended March 31, 2002. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

San Jose, California
April 7, 2003